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                                                                   EXHIBIT 23.1



We consent to the references to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated July 25, 1997 except Note 12, as to which the date is October 7, 1997, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-32827) and related Prospectus of American Italian Pasta Company for the registration of 5,900,000 shares of its common stock.




                                                /s/ Ernst & Young LLP


Kansas City, Missouri
October 7, 1997